Exhibit 35

THE BANK OF NEW YORK TRUST COMPANY, N.A.

OFFICERS’ CERTIFICATE

ANNUAL STATEMENT OF THE TRUSTEE

GENWORTH GLOBAL FUNDING TRUST 2005-A

SECURED MEDIUM-TERM NOTES

GENWORTH GLOBAL FUNDING TRUST 2006-A

SECURED MEDIUM-TERM NOTES

GENWORTH GLOBAL FUNDING TRUST 2006-B

SECURED MEDIUM-TERM NOTES

GENWORTH GLOBAL FUNDING TRUST 2006-C

SECURED MEDIUM-TERM NOTES

GENWORTH GLOBAL FUNDING TRUST 2006-D

SECURED MEDIUM-TERM NOTES

GENWORTH GLOBAL FUNDING TRUST 2006-E

SECURED MEDIUM-TERM NOTES

GENWORTH GLOBAL FUNDING TRUST 2006-F

EXTENDIBLE SECURED MEDIUM-TERM NOTES

GENWORTH GLOBAL FUNDING TRUST 2006-G

SECURED MEDIUM-TERM NOTES

The undersigned does hereby certify that the undersigned is an officer of The Bank of New York Trust Company, N.A. (the “Trustee”), and does hereby further certify pursuant to Section 4.05 of the Expense and Indemnity Agreement for the above-captioned Trusts (the “Trusts”) that:

(i) A review of the activities of the Trustee during the preceding calendar year and of the performance of the Trustee under the Trusts has been made under my supervision; and

(ii) To the best of my knowledge, based on such review, the Trustee has fulfilled all of its obligations under the Trusts in all material respects throughout such calendar year.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

AS TRUSTEE

/s/ R. Tarnas	Dated: March 29, 2007

R. Tarnas
Vice President